Exhibit 99.1

NEWS RELEASE

AI Demand Drives $5 Billion in New Business and Massive Expansion of the Internet

Lumen Creates Custom Networks Division to Meet New Demand

DENVER, Aug. 5, 2024 – Lumen Technologies (NYSE: LUMN) today announced it has secured $5 billion in new business driven by major demand for connectivity fueled by AI. Large companies across industry sectors are seeking to secure fiber capacity quickly, as this resource becomes increasingly valuable and potentially limited, due to booming AI needs. In addition, Lumen is in active discussions with customers to secure another $7 billion in sales opportunities to meet the increased customer demand.

To address this tremendous demand, which includes the recent Microsoft announcement, Lumen will more than double its intercity network miles over the next five years, while also providing access to a significant amount of installed dark fiber. In addition, Lumen has secured an agreement with Corning to be its preferred partner for its next-generation fiber-dense cable, which will help accommodate the increased data processing that AI requires.

“The AI economy is changing business operations, and companies are recognizing they need powerful network infrastructure to manage the unprecedented data flows today and the demand in the future,” said Kate Johnson, president and CEO, Lumen Technologies. “Our partners are turning to us because of our AI-ready infrastructure and expansive network. This is just the beginning of a significant opportunity for Lumen, one that will lead to one of the largest expansions of the internet ever.”

Lumen has created a new Custom Networks division to manage its portfolio of Private Connectivity FabricSM solutions and address additional interest from hyperscalers and other large organizations. The division will provide customized network solutions that include dark fiber, custom fiber routes, and digital services that securely connect companies’ data centers to protect data and support AI-intensive workloads. Lumen may also operate and maintain the network as part of its services.

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Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release and other of our oral or written statements, including statements related to opportunities with respect to our Private Connectivity Fabric business, other revenue generating opportunities, future sales and business, future events, business outlook, priorities, sales and business growth, demand for products and services, and potential future transactions, and that may be identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “could” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that we may not reach agreements with respect to any such opportunities or transactions on the expected timeframe or terms or at all, that the revenue from any such opportunities or transactions may be less than our current expectations or that the obligations associated with any such opportunities may be more significant than our current expectations, that the completion of any future transactions may be subject to conditions that may not be satisfied on expected timeframes or at all, and that any such opportunities or transactions may not be executed in a timely manner, or at all. Many of these risks, uncertainties and assumptions are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. Unless legally required, we undertake no obligation and expressly disclaim any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Lumen Technologies

Lumen connects the world. We are igniting business growth by connecting people, data, and applications – quickly, securely, and effortlessly. Everything we do at Lumen takes advantage of our network strength. From metro connectivity to long-haul data transport to our edge cloud, security, and managed service capabilities, we meet our customers’ needs today and as they build for tomorrow. For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies, and YouTube: /lumentechnologies.

Media Contact:

Stephanie Meisse

Lumen Technologies

419-610-3142

stephanie.n.meisse@lumen.com